Exhibit 99

Section 2: EX-99 (PRESS RELEASE)

FOR RELEASE May 11, 2010

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Alexander, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES EARNINGS

BUCHANAN, VIRGINIA. May 11, 2010 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the quarter ending March 31, 2010. Net income for the first quarter amounted to $316,151. This amount compares to $341,328 for the same period last year, representing a decrease of $25,177 or 7.38%. Both basic and diluted earnings per share decreased $0.02 from $0.27 at March 31, 2009 to $0.25 at March 31, 2010.

At March 31, 2010 total assets amounted to $311,204,119, total deposits were $282,130,627, net loans were $260,222,781 and total stockholders’ equity was $26,887,649.

H. Watts Steger, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc., states “While the Company had a profitable quarter, our earnings remain below expectations due to continued higher loan loss provision expense, which is in response to weaknesses in the economy impacting our loan portfolio. While the level of nonperforming loans remains an issue, improvement has been made this quarter in reducing the balances on these problem assets. We are pleased with the improvement in the bank’s net interest margin which will be a benefit to the Company’s future earnings stream. The Company’s balance sheet, liquidity and capital levels remain strong. Both the Bank and the Company continue to exceed all minimum ratios to satisfy “well capitalized” regulatory status.”

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates ten full service offices in Botetourt, Rockbridge, Roanoke and Franklin counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-K and its other periodic reports.

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Botetourt Bankshares, Inc.

Consolidated Balance Sheets

March 31, 2010 and December 31, 2009

	(Unaudited) March 31, 2010	(Audited) December 31, 2009
Assets
Cash and due from banks	$8,239,334	$7,507,950
Interest-bearing deposits with banks	2,043,815	2,044,636
Federal funds sold	9,585,000	7,272,000
Investment securities available for sale	15,316,781	16,090,402
Investment securities held to maturity (fair value approximates $100,000 at March 31, 2010 and $99,800 at December 31, 2009)	100,000	100,000
Restricted equity securities	581,000	581,000
Loans, net of allowance for loan losses of $3,548,255 at March 31, 2010 and $3,947,025 at December 31, 2009	260,222,781	259,998,540
Property and equipment, net	7,931,136	8,058,292
Accrued income	1,354,547	1,253,125
Foreclosed assets	1,689,640	1,322,340
Other assets	4,140,085	4,306,288

Total assets	$311,204,119	$308,534,573

Liabilities and stockholders’ equity

Liabilities
Noninterest-bearing deposits	$32,657,260	$30,706,483
Interest-bearing deposits	249,473,367	249,133,352

Total deposits	282,130,627	279,839,835

Accrued interest payable	605,920	685,138
Other liabilities	1,579,923	1,403,272

Total liabilities	284,316,470	281,928,245

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $1.00 par value, 2,500,000 shares authorized, 1,247,030 issued and outstanding at March 31, 2010 and 1,246,062 issued and outstanding at December 31, 2009	1,247,030	1,246,062
Additional paid-in capital	1,644,622	1,630,586
Retained earnings	24,425,161	24,208,695
Accumulated other comprehensive loss	(429,164)	(479,015)

Total stockholders’ equity	26,887,649	26,606,328

Total liabilities and stockholders’ equity	$311,204,119	$308,534,573

Botetourt Bankshares, Inc.

Consolidated Statements of Operations

For Three Months Ended March 31, 2010 and 2009 (unaudited)

	Three Months Ended March 31,
	2010 (Unaudited)	2009 (Unaudited)
Interest income
Loans and fees on loans	$3,969,726	$4,066,666
Federal funds sold	2,050	999
Investment securities:
Taxable	93,408	95,542
Exempt from federal income tax	58,007	76,827
Dividend income	84	572
Deposits with banks	1,455	114

Total interest income	4,124,730	4,240,720

Interest expense
Deposits	1,370,612	1,731,480
Federal funds purchased	—	1,492

Total interest expense	1,370,612	1,732,972

Net interest income	2,754,118	2,507,748

Provision for loan losses	570,000	475,000

Net interest income after provision for loan losses	2,184,118	2,032,748

Noninterest income
Service charges on deposit accounts	164,986	196,545
Mortgage origination fees	34,530	57,371
Net realized gain on sale of AFS securities	1,075	—
Other income	280,933	233,937

Total noninterest income	481,524	487,853

Noninterest expense
Salaries and employee benefits	1,177,481	1,157,780
Occupancy and equipment expense	238,023	243,687
Foreclosed assets, net	46,328	64,011
Other expense	761,507	578,112

Total noninterest expense	2,223,339	2,043,590

Income before income taxes	442,303	477,011

Income tax expense	126,152	135,683

Net income	$316,151	$341,328

Basic earnings per share	$0.25	$0.27

Diluted earnings per share	$0.25	$0.27

Dividends declared per share	$0.08	$0.14

Basic weighted average shares outstanding	1,246,589	1,245,300

Diluted weighted average shares outstanding	1,246,589	1,245,300